UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2025

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35200	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.02 Termination of a Material Definitive Agreement.
Item 8.01 Other Events.

On December 3, 2025, Comstock Inc. (the “Company”) announced that one of its strategic investees, Bioleum Corporation (“Bioleum”), acquired substantially all of the assets of RenFuel K2B IPCO AB (“RenFuel”) through a wholly-owned subsidiary of Bioleum, including all of the RenFuel patents intellectual property and know how.

The purchase price includes an $18.1 million closing payment comprised of $12.5 million paid with 520,833 shares of Bioleum common stock, $2.5 million paid in the form of warrants to purchase an additional 104,167 shares of Bioleum common stock at an exercise price of $24 per share, $2.6 million in debt forgiveness, and cash of $500,000. The purchase price further includes a contingent earn-out payment equal to 3% of the aggregate revenues generated from sales of lignin ester produced using the technologies acquired from RenFuel up to a cap of $11.9 million.

Bioleum additionally granted RenFuel an exclusive license to use the acquired technologies in biomaterials applications, subject to a 3% royalty, and entered into a development services agreement with RenFuel for ongoing technology development work involving the RenFuel laboratory and pilot systems in Upsala, Sweden and key fuels-related technology employees. Bioleum retained the right, via a reciprocal non-exclusive license, to use the acquired technologies in biomaterials applications in North America, South America and Central America.

The transaction also terminates the existing commitment by Bioleum to fund approximately $1 million per year to RenFuel, pursuant to the Securities Purchase Agreement and 7% Senior Secured Convertible Notes, dated April 19, 2024, originally entered into by the Company and RenFuel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK INC.

Date: December 3, 2025	By:	/s/ Corrado De Gasperis
Corrado De Gasperis Executive Chairman and Chief Executive Officer